Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-287177) and Form S-8 (File No. 333-156269) of Middlesex Water Company of our report dated February 28, 2025, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BAKER TILLY US, LLP

Philadelphia, Pennsylvania
February 19, 2026